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                                                                  EXHIBIT 10.10

INTRODUCTION

     This narrative describes the purpose, components and mechanics of Revco's modified Corporate Incentive Plan. Specifics about how the plan applies to an individual participant can be addressed by your supervisor or the Managing Director, Compensation and Benefits.

PURPOSE

The purpose of the program is to:

          1. Effectively manage the Company's P & L statement and balance sheet through the efficient use of capital;

          2. Influence a greater linkage between total compensation and shareholder returns; and

          3. Promote individual objectives that, when achieved, contribute to value creation.

     Solid performance in these areas will deliver incentive compensation with significant upside potential for participants.

COMPONENTS

The four plan components are:

        1. Bonus Opportunities

        2. Controllable Earnings

        3. Shareholder Return

        4. Individual Objectives

BONUS OPPORTUNITIES

     A range of bonus opportunities, expressed as a percentage of fiscal year base salary, has been established for the hierarchy of positions that participate in the plan.

CONTROLLABLE EARNINGS

     Controllable earnings applies the cost of capital against Revco's operating profits to measure the true earnings to investors after covering both operating and financing costs (debt and equity). Performance will be measured and rewarded based upon the following formula:

     EVA = NOPAT -- (Cost of Capital x Capital Employed)
                       |_____Capital Charge_____|

     NOPAT = Operating profit after taxes but net of non-economic, non-cash charges

     CAPITAL = Net assets invested in the business

     COST OF CAPITAL = The minimum return required to compensate investors for the risk in the Company's operations.

     Each fiscal year an EVA target will be established for the corporation.

SHAREHOLDER RETURN

     Attempting to influence a greater linkage between executive compensation and shareholder returns, the SEC requires public companies like Revco to disclose a line graph in the proxy that compares a company's five-year total shareholder return to those of other companies. The award earned by controllable earnings

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performance will be adjusted up or down by Revco's year-to-year change in shareholder return versus the S&P 500 Index. This adjustment will be limited to 25%, up or down.

INDIVIDUAL OBJECTIVES (applies to individuals other than the Chief Executive Officer)

     Individual objectives are an integral plan component and provide impact on the potential payout since the amount earned via performance versus controllable earnings and shareholder return will be adjusted by the individual's performance against predetermined objectives. The maximum rating an individual may receive is 100%.

VESTING IN THE BONUS

DEATH OR DISABILITY

     - Pro-rata payout of current year's bonus award when Revco distributes awards to all participating employees.

RETIREMENT

     - Pro-rata payout of the current year's bonus award when Revco distributes awards to all participating employees.

WORKFORCE REDUCTION/SALE OF A BUSINESS

     - Pro-rata payout of the current year's bonus award when Revco distributes awards to all participating employees.

QUIT/TERMINATION FOR CAUSE

     - If a participant quits or is terminated for cause prior to the end of the fiscal year, any bonus earned is forfeited.

     - All other terminations will result in a pro-rata payout when Revco distributes awards to all participating employees.

CHANGE IN CONTROL

     - Upon a change-in-control, a pro-rata payment will be made to all participants who are actively employed upon the effective date of the change-in-control.

MISCELLANEOUS

     - Participants in eligible positions for less than the full fiscal year will be awarded (based upon financial and individual performance) incentive compensation on a pro-rated basis.

     - Participants who change bonus groups prior to March 1st of the fiscal year will have their final bonus opportunity percentage calculated based upon their current position at the end of the fiscal year.

            -- Those who change bonus groups after March 1st will have their final bonus opportunity percentage calculated based upon the previous position held prior to the change.

     - Participants who are in the plan for less than three (3) months during the fiscal year are not eligible for an award from this plan.

     - For a given fiscal year, employees are not eligible to participate in this plan if they are promoted into an eligible position after March 1st. Participation will begin the next fiscal year.

     - Base salary, for bonus calculations, is defined as fiscal year base salary earnings while in an eligible position.